SILICON GRAPHICS, INC.

FIRST AMENDMENT

TO SENIOR SECURED CREDIT AGREEMENT

This FIRST AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT (this "Amendment") is dated as of June 5, 2007 and entered into by and among SILICON GRAPHICS, INC., a corporation formed under the laws of Delaware (the "Parent"), and certain of the Parent's Subsidiaries identified on the signature pages hereof, as borrowers (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and collectively, jointly and severally, as the "Borrowers"), and the other Credit Parties hereto from time to time, as Guarantors, the lenders party hereto from time to time (the "Lenders"), MORGAN STANLEY SENIOR FUNDING, INC., a corporation formed under the laws of Delaware, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, the "Administrative Agent") and as bookrunner and lead arranger (in such capacity, the "Lead Arranger"), and GENERAL ELECTRIC CAPITAL CORPORATION, a corporation formed under the laws of Delaware, as revolving agent for the Revolving Lenders (in such capacity, together with its successors and assigns, if any, the "Revolving Agent"), as collateral agent for the Secured Creditors (in such capacity, together with its successors and assigns, if any, the "Collateral Agent") and as syndication agent (in such capacity, the "Syndication Agent") and is made with reference to that certain Senior Secured Credit Agreement dated as of October 17, 2006 (as it may be amended, restated, modified, supplemented or extended from time to time, including all exhibits and schedules thereto, the "Credit Agreement"), by and among the parties thereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, the Borrowers and the Lenders desire to amend the Credit Agreement to amend certain provisions as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

A. Amendment to Section 2.03. Section 2.03(b) of the Credit Agreement is hereby amended to read in full as follows:

(b) Revolving Commitment Reductions. In connection with any reductions of Revolving Commitments made pursuant to Section 1.10, Section 2.01(c) and Section 10.02(a), the Borrowers shall pay to the Revolving Agent a prepayment premium (the "Commitment Reduction Fee") for the benefit of the Revolving Lenders in an amount equal to the reduction of the Total Revolving Commitment multiplied by the percentage set forth below:

Prepayment Date	Percentage
On or prior to September 28, 2007	1.0%
After September 28, 2007	0%

B. Amendment to Section 6.01. Section 6.01(a)(iii) is hereby amended to read in full as follows:

"[intentionally omitted]"

C. Amendment to Section 9.03. Section 9.03 of the Credit Agreement is hereby amended to read in full as follows:

Minimum Liquidity. The Credit Parties shall maintain Minimum Liquidity of not less than

(a) fifteen million Dollars ($15,000,000) on or before May 31, 2007,

(b) ten million Dollars ($10,000,000) during the period from June 1, 2007 through the earlier (the "Liquidity Increase Date") of (i) the receipt on or after May 1, 2007 by the Borrowers of at least $8,000,000 in the aggregate under certain existing contracts specified by the Parent to the Agents in a letter dated June 5, 2007 and (ii) July 13, 2007 inclusive,

(c) fifteen million Dollars ($15,000,000) during the period from the day after the Liquidity Increase Date through the first anniversary of the Closing Date inclusive, and

(d) ten million Dollars ($10,000,000) thereafter.

D. Amendment to Section 14.01. Section 14.01 of the Credit Agreement is hereby amended to add the following definitions in appropriate alphabetical order:

"Liquidity Increase Date" has the meaning ascribed to such term in Section 9.03.

Section 2. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective upon receipt by each Agent of all of the following, each in form and substance satisfactory to each Agent (the date that all such conditions are satisfied being referred to herein as the "First Amendment Effective Date"):

A. Amendment. This Amendment executed by each of the Credit Parties and the Required Lenders;

B. Payment of Fees. Evidence of payment by the Borrowers of (i) all accrued and unpaid fees, costs and expenses to the extent then due and payable on the First Amendment Effective Date, and (ii) the legal fees of each Agent to the extent invoiced prior to or on the First Amendment Effective Date, including any such costs, fees and expenses arising under or referenced in Section 13.05 of the Credit Agreement;

C. Borrower Representative's Certificate. A certificate signed by a Responsible Officer of the Borrower Representative, on behalf of the Borrowers dated as of the First Amendment Effective Date, stating that:

          the representations and warranties contained in Section 3 hereof and in Article V of the Credit Agreement are true and correct on and as of such date, as though made on and as of such date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;
          no Default or Event of Default exists or will result from the consummation of the transactions contemplated by this Amendment; and
          there shall not have occurred any event or condition since March 31, 2006, other than the filing of the Bankruptcy Petition, which could reasonably be expected to have a Material Adverse Effect.

Section 3. CREDIT PARTIES' REPRESENTATIONS AND WARRANTIES

In order to induce the Participating Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each of the Credit Parties hereby represents and warrants to each Participating Lender that the following statements are true, correct and complete:

A. Incorporation of Representations. All representations and warranties of the Credit Parties in the Credit Agreement are incorporated herein in full by this reference and, except with respect to representations and warranties that were made as of and limited to a specific date, are true and correct as of the date hereof.

B. Due Incorporation, Valid Existence and Good Standing; Corporate Power and Authority. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Credit Parties has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

C. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each of the Credit Parties.

D. No Conflict. The execution and delivery by each Borrower of this Amendment and the performance by such Borrower of the Amended Agreement do not and will not (i) contravene the terms of such Borrower's Governing Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which such Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which such Borrower or its property is subject, or (iii) violate any law or regulation.

E. Governmental Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution and delivery by, or enforcement against, the Credit Parties of this Amendment, or the performance by, or enforcement against, the Credit Parties of the Amended Agreement.

F. Binding Obligation. This Amendment has been duly executed and delivered by the Credit Parties and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

Section 4. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or prejudice or operate as a waiver of any right, power or remedy of any Agent or any Participating Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Each Borrower hereby acknowledges that all costs, fees and expenses as described in Section 13.05 of the Credit Agreement incurred by the Agents and their counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

E. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Senior Secured Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

SILICON GRAPHICS, INC.

By: /s/ Kathy Lanterman

Name: Kathy Lanterman

Title: Chief Financial Officer

SILICON GRAPHICS FEDERAL, INC.

By: /s/ Kathy Lanterman

Name: Kathy Lanterman

Title: Vice President

SILICON GRAPHICS WORLD TRADE ORGANIZATION

By: /s/ Barry Weinert

Name: Barry Weinert

Title: Vice President

ADMINISTRATIVE AGENT, for itself and at the request of the Required Lenders:

MORGAN STANLEY SENIOR FUNDING, INC.

By: /s/ Gavin Balera

Name: Gavin Balera

Title: Authorized Signatory

COLLATERAL AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Ali Mirza

Name: Ali Mirza

Title: Duly Authorized Signatory

REVOLVING AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Ali Mirza

Name: Ali Mirza

Title: Duly Authorized Signatory